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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT


       This Consulting Agreement ("Agreement") is made and entered into this 24th day of July, 2001, by and between The Ackerley Group, Inc., hereafter referred to as "Ackerley" or "the Company", and Denis Curley, hereafter referred to as "Consultant."

       WHEREAS, Consultant has significant experience in a variety of areas relevant to the Company's business, and is very familiar with the Company and its customers; and

       WHEREAS, Consultant is retiring from employment with the Company effective August 13, 2001 pursuant to a retirement agreement between Consultant and the Company executed contemporaneously with this Agreement (the "Retirement Agreement"); and

       WHEREAS, Ackerley wishes to engage Consultant to provide services to Ackerley following his retirement in his areas of experience and expertise; and

       WHEREAS, Consultant is willing to provide services to Ackerley in accordance herewith;

       NOW, THEREFORE, IN CONSIDERATION of the mutual promises set forth below, Ackerley and Consultant agree as follows:

       1. Term. Ackerley agrees to engage Consultant to provide services to Ackerley, and Consultant agrees to provide services to Ackerley, in accordance with the terms and provisions of this Agreement, for the period commencing August 14, 2001 and continuing until August 13, 2011 ("the Term"), unless earlier terminated as provided below.

       2. Description of Consulting Services. Consultant will consult with and advise Ackerley in connection with such matters and issues as may be specifically requested of him from time to time by the President of Ackerley; provided, however, that the Company will not request assistance that would present a conflict of interest with Consultant's other activities. Consultant shall promptly notify the Company if any assistance requested of him may constitute a conflict of interest. Consultant agrees to exert his best efforts to perform all such services as may be requested by the Company; provided, however, that Consultant shall not be required to provide more than 40 hours of services in any calendar month. Consultant is free to perform consulting services or be employed by other businesses or persons provided that such consulting or employment does not constitute a conflict of interest with the work actually performed by Consultant under this Agreement on behalf of the Company, and does not place Consultant in a position where he would be required to use or disclose Confidential Information of the Company (as defined in Section 7 below).

       3. Compensation. Consultant will be compensated by Ackerley at an annual retainer of Two Hundred Thousand Dollars ($200,000.00) per year, payable annually, on or before the 30th day of January of each year beginning in January, 2002.


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       4. Independent Contractor. Consultant is an independent contractor. This
Agreement shall not create the relationship of employer and employee, a partnership, or a joint venture. Consultant shall determine his own schedule, and the Company shall not control or direct the details and means by which Consultant performs his work. Consultant shall have no authority to bind the Company in any contractual manner without the prior authorization and consent of the Company. Although it is contemplated by the parties that because of his unique experience and qualifications, any consulting services rendered pursuant to this Agreement will be performed by Consultant personally, Consultant shall determine the number of his assistants, partners or employees, if any. Consultant shall be solely liable for the wages, fringe benefits, work schedules and work conditions of any such assistants, partners or employees.

       5. Taxes. Consultant shall be responsible for and pay all costs of conducting his business, including but not limited to, the expense and responsibility for any applicable insurance or city, county, state or federal licenses, permits, taxes or assessments of any kind. Consultant shall be responsible for payment of his self-employment taxes including, but not limited to, income taxes, Social Security taxes, and worker's compensation premiums. Consultant shall indemnify the Company and hold it harmless from paying such business costs or taxes.

       6. Termination of Agreement. This Agreement shall automatically terminate at the end of the Term, unless extended in writing signed by both parties. This Agreement may be terminated by either party in the event of a material breach of this Agreement or the Retirement Agreement by the other party which is not cured within 45 calendar days after written notice of such breach is delivered to the party allegedly in breach, provided, however, that this Agreement may not be terminated if such breach is not curable within such period and the breaching party has commenced and is diligently pursuing a cure. This Agreement may be terminated by Consultant upon thirty (30) calendar days notice to the Company. In the event that Consultant terminates this Agreement prior to the end of its Term, Consultant shall be entitled to compensation only for the period of time during which he was available to provide consulting services prior to such termination, and shall be entitled to no additional compensation under this Agreement.

       7. Confidentiality. Consultant agrees that during the Term of this Consulting Agreement and thereafter, he shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party (except in furtherance of the Company's business activities and for the benefit of Ackerley) or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the business or affairs of the Company, its subsidiaries and affiliates, or their customers and clients, including but not limited to information relating to financial statements, customer identities, potential customers, employees, business strategies and information, analyses, profit margins, or other proprietary information used by the Company in connection with its business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Consultant. Consultant acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company. Nothing in this Agreement shall be construed to preclude Consultant or his counsel from complying with a lawful court order or other legal process


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requiring disclosure, written, oral or otherwise, of any Confidential
Information; provided, however, that Mr. Curley shall immediately notify the Company in writing of any court order or other legal process which may require disclosure of any Confidential Information, and shall fully cooperate with the Company, consistent with his legal obligations, in the event the Company should decide to intervene in such proceeding or process to attempt to prohibit or limit any disclosure of the Company's Confidential Information.

                     a. Effect of Termination. If the Company or Consultant should terminate this Agreement for any reason, then, notwithstanding such termination, the confidentiality provisions contained in this Section 7 shall remain in full force and effect.

                     b. Remedies Upon Disclosure. The parties agree that any disclosure or unauthorized use of Confidential Information will cause irreparable harm and loss, and that money damages might not be a sufficient remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement by Consultant, the Company shall be entitled to injunctive relief or specific performance prohibiting Consultant from disclosing, in whole or in part, the Confidential Information, or from rendering services to any individual, business or entity to whom such information has been disclosed or threatened to be disclosed. In addition, Ackerley shall be entitled to all other legal remedies available, including the recovery of damages, based upon such breach or threatened breach.

       8. Waiver of Breach. The waiver by the Company of any breach by the Consultant of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the Consultant.

       9. Dispute Resolution. Consultant and the Company shall resolve any claim, controversy or dispute arising out of or in connection with this Agreement, or relating to or arising out of any other relationship or incident between Consultant and the Company, or alleging the violation of either a statutory or common law duty, or both, by compulsory arbitration. Notwithstanding the provisions of this Section, the Company may seek and obtain appropriate restraining orders and temporary or permanent injunctions in a court proceeding without engaging in arbitration with respect to any alleged violation of the covenants contained in Section 7. The rules and procedures for arbitration pursuant to this Agreement are attached to this Agreement.

       10. Indemnification. The parties agree to indemnify, defend and hold each other harmless from any claims, demands, causes of action, liabilities or expenses, including reasonable attorneys' fees and costs, arising out of any act or omission of the other party, its employees, agents, representatives or affiliates. The Company shall defend and fully indemnify Consultant in connection with any matter (including litigation, investigation or governmental proceeding) that relates to matters with which Consultant was involved during the term of this Agreement (the "Ackerley Matters") to the extent:

                     (1) Consultant acted in good faith;

                     (2) Consultant was acting in his official capacity on behalf of the Company;

                     (3) Consultant reasonably believed his conduct was in the Company's best interests;


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                     (4) Acts or omissions of Consultant are not finally
adjudged to be intentional misconduct or a knowing violation of law; and

                     (5) It is not finally adjudged that Consultant personally received a benefit in money, property, or services to which Consultant was not legally entitled.

       The Company shall pay for or reimburse the reasonable expenses incurred by Consultant in defending himself in advance of final disposition of the Ackerley Matters; provided, however that Consultant agrees to repay the advance if it is ultimately determined that he did not meet the standard of conduct.

       11. Assignment. Neither party shall have the right to assign this Agreement without the express written consent of the other party. In the event of Consultant's death, the Company shall continue to perform its covenants under this Agreement for the benefit of Consultant's estate and heirs, including without limitation paying the amounts due under Section 3 notwithstanding Consultant's death. In the event of (i) the sale in one or more related transactions of all or substantially all of The Ackerley Group, Inc.'s assets,
(ii) the sale of assets of an affiliate of the Company in one or more related transactions constituting in excess of 50% of the asset value of The Ackerley Group, Inc., (iii) any merger or consolidation of The Ackerley Group, Inc., or a major affiliate thereof, following which Barry and Ginger Ackerley holds directly or indirectly less than a majority of the voting equity securities of Ackerley or such Affiliate, or (iv) any sale or purchase of securities or other transaction, the result of which is that Barry and Ginger Ackerley holds directly or indirectly less than a majority of the voting equity securities of The Ackerley Group, Inc., its major Affiliates or any surviving entity, then the Company shall take one of the following actions, at its option: (a) require a successor that has sufficient financial and operational capability to adequately and faithfully satisfy the obligations called for under this Agreement for the remaining term of this Agreement to expressly assume in writing the Company's obligations hereunder; (b) demonstrate to Consultant's reasonable satisfaction that Ackerley continues to have sufficient financial and operational capability to adequately and faithfully satisfy the obligations called for under this Agreement for the remaining term of this Agreement; (c) implement other financial arrangements that will reasonably ensure the satisfaction of the obligations called for under this Agreement for the remaining term of this Agreement; or (d) immediately pay to Consultant without discount the remaining financial obligations of the Company under this Agreement.

       12. Notice. Any demand, request, or notice which either party hereto desires, or is required to make or deliver to the other shall be in writing and shall be deemed delivered when personally delivered, delivered by overnight express carrier as reflected in a signed delivery receipt, or three days after being deposited in the United States mail, in registered or certified form, return receipt requested, addressed as follows:

              To the Company:      The Ackerley Group, Inc.
                                   Attn: Mr. Chris Ackerley
                                   Suite 4000, 1301 5th Ave.
                                   Seattle, WA  98101


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              To Consultant;       Mr. Denis Curley
                                   2419 196th Ave. SE
                                   Sammamish, WA

       13. Entire Agreement. Although this Consulting Agreement is entered into pursuant to and contemporaneously with a Retirement Agreement between Consultant and the Company, this document contains the entire agreement of the parties concerning the details of this consulting arrangement, and all promises, representations, understandings, arrangements and prior agreements concerning the details of the consulting arrangement are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought.

       14. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, the other provisions herein shall be remain in full force and effect in such jurisdiction and shall be liberally construed in order to effectuate the purpose and intent of this Agreement, and the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

       15. Authorization. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the undersigned officer of the Company is authorized to execute this Agreement on the Company's behalf.

       IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on or about the date set forth above.

THE ACKERLEY GROUP, INC.                DENIS CURLEY


By  /s/ Chris Ackerley                  /s/ Denis Curley
  --------------------------------      ----------------------------------------

Its President                           Date 7/24/01
   -------------------------------          ------------------------------------

Date: 7/24/01
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                        ARBITRATION RULES AND PROCEDURES

       The rules and procedures of the American Arbitration Association in effect when any arbitration occurs shall govern the procedures of any arbitration between the Company and Consultant ("Parties"). Any arbitration shall take place in Seattle, Washington.

       A single neutral arbitrator shall conduct the arbitration hearing and decide the issues submitted to arbitration. If within 21 calendar days of the receipt by either Party of a written demand for arbitration from the other Party the Parties cannot agree on a single neutral arbitrator, either Party may request a panel of seven arbitrators experienced in commercial disputes from the American Arbitration Association's Seattle, Washington office. The Parties shall alternatively strike names from the panel until one arbitrator remains, who shall then act as the single neutral arbitrator.

       The Parties grant the following authority and jurisdiction to the single neutral arbitrator. The arbitrator shall determine the lawfulness under federal, state, and local law, whether statutory or common law, or both, of acts or omissions, or both, that produced the complaint, controversy, or dispute subject to arbitration. In addition, the arbitrator shall decide the appropriateness of the Parties' acts or omissions that comprise the complaint, controversy, or dispute submitted to arbitration, given the rights and duties under this Agreement. Further, the arbitrator may interpret and determine the rights of the Parties under the Agreement and any other agreement to which they are both parties.

       The single neutral arbitrator may fashion either equitable or legal relief, or both, as limited by this provision. The arbitrator may award full reimbursement to the prevailing Party for such out-of-pocket expenses or losses together with any other damages to which the prevailing Party is entitled, including, without limitation, reasonable attorneys' fees, costs and expenses of arbitration and back pay that the evidence supports. However, the arbitrator shall lack any authority to grant exemplary or punitive damages. Finally, the arbitrator may assess interest on any award at the legal rate of interest due on judgments in Washington State.

       The arbitrator's decision shall bind the Parties as a final decision enforceable in a court of competent jurisdiction.

       The prevailing Party may confirm the arbitrator's award in a court of competent jurisdiction. If either Party refuses to satisfy an arbitration award, then the other Party shall have the right to receive reimbursement for all of its costs incurred to confirm that award, including a reasonable attorneys' fee.


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